Exhibit 10.4

ENVIRONMENTAL AND PUBLIC PROTECTION CABINET

Steven L. Besher	Department of Natural Resources	Robert D. Vance
Governor	Division of Oil and Gas Conservation	Secretary
Post Office Box 2244
	Frankfort, KY 40601	Susan C. Bush
	Phone: (502) 573-0147 Fax: (502) 573-1099	Commissioner
www.dogc.ky.gov

April 28, 2008

ADVENTURE ENERGY, INC
33 6TH STREET S, SUITE 600
ST. PETERSBURG, FL 33701

Dear Sir

Pursuant to 805 KAR 1:190(3) you have been issued Gathering Line Operaters License GL018724500001. This license is effective for calendar year 2008 and is subject to annual renewal at the begining of each calendar year.

Sincerely,

/s/ James P. Gallagher

James P. Gallagher
Division of Oil and Gas Conservation

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